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                                  EXHIBIT 10.60

August 30, 2003

Phone1, Inc., Phone1Globalwide, Inc. and
Globaltron Communications Corporation
100 North Biscayne Blvd, Suite 2500

Miami, Florida 33132

Ladies and Gentlemen:

         We refer to (a) the Loan Agreement (the "Loan Agreement") dated September 30, 2002, among Phone1, Inc. ("Phone1"), Phone1Globalwide, Inc. ("Global"), Globaltron Communications Corporation ("GCC") and GNB Bank Panama S.A. ("GNB") and (b) our letter dated July 16, 2003 concerning the subject matter hereof. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

         GNB hereby confirms to you that we have extended the time by which Global is required to file a registration statement pursuant to Section 2.11 of the Loan Agreement to November 30, 2003.

         Except as provided herein, this letter agreement shall not have any effect on any other term or provision of the Loan Agreement, which shall continue to remain in full force and effect in accordance with its terms.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles. In the event of any claim or dispute in respect to the subject matter hereof or the rights or obligations of the parties hereto, all actions or proceedings must be exclusively brought in the United States District Court for the Southern District of New York or if such Court lacks subject matter jurisdiction, in the Supreme Court of the State of New York, County of New York. Each party waives the right to object to the exclusive jurisdiction of either of such Court or the right to object to the venue of such Court or that such Court is an inconvenient forum. Nothing in this letter agreement shall be deemed to constitute a general consent to service of process or the in personam jurisdiction of the United States District Court for the Southern District of New York, County of New York or the Supreme Court of the State of New York for legal actions or proceedings not related to the transactions contemplated by this letter agreement.

         This letter agreement is binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         If you are in agreement with the terms of this letter agreement, please so indicate by signing in the space provided below.


                                          Very truly yours,

                                          GNB BANK (PANAMA) S.A.


                                          By:  _________________
                                               Name:  Camilo Verastegui
                                               Title:  General Manager

Agreed and acknowledged:

PHONE1, INC.

By: _________________
Name:  Dario Echeverry
Title: Chief Executive Officer


PHONE1GLOBALWIDE, INC.

By: _________________
Name:  Dario Echeverry
Title: Chief Executive Officer


GLOBALTRON COMMUNICATIONS CORPORATION


By: __________________
Name:  Dario Echeverry
Title: Chief Executive Officer


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